EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:

Douglas B. Cannon
Senior Vice President and CFO
(214) 210-8842
ODYSSEY HEALTHCARE REPORTS REDUCTION IN LOSS FROM DISCONTINUED OPERATIONS FOR THE SECOND QUARTER OF 2006
     DALLAS, TEXAS (August 9, 2006)—Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced that, due to a reduction of the amount of the charge recognized by Odyssey for discontinued operations discussed below, Odyssey’s net income for the second quarter of 2006 as reported in Odyssey’s Quarterly Report on Form 10-Q to be filed later today is $6.5 million, or $0.19 per diluted share, versus the net loss of $0.6 million, or $0.02 per diluted share, reported by Odyssey in its July 31, 2006 press release. The reduction in the charge for discontinued operations did not affect the Company’s income from continuing operations of $6.8 million, or $0.20 per diluted share, for the second quarter of 2006.
     In its second quarter release, the Company stated that it recognized a loss from discontinued operations of $7.4 million, net of income tax, or $0.22 per diluted share, related to the sale of its Salt Lake City hospice program. However, since the announcement the Company has determined that, in accordance with Statement of Accounting Standards No. 142 and the Company’s relevant accounting policies, the Company’s decision to sell and the actual sale of its Salt Lake City hospice program do not result in any charge related to the impairment of goodwill. The Company originally reviewed goodwill impairment at the hospice program level; however, under generally accepted accounting principles and the Company’s relevant accounting polices, the Company determined that it should have reviewed goodwill impairment related to this sale at the operating region level. Further discussion of the Company’s evaluation of goodwill impairment can be found in Odyssey’s Quarterly Report on Form 10-Q.
     As a result, the Company should have recognized a charge in the second quarter of 2006 of only $0.3 million, net of income tax, or $0.01 per diluted share, rather than the charge originally reported of $7.4 million, net of income tax, or $0.22 per diluted share. As previously announced, the Company anticipates that it will recognize an additional charge of approximately $0.4 million, net of income tax, in the third quarter of 2006 related to the sale of the Salt Lake City hospice program on July 20, 2006.
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Odyssey HealthCare, Inc.

     Based in Dallas, Texas, Odyssey has 81 Medicare-certified hospice programs in 30 states. In terms of both average daily patient census and number of locations, the Company is one of the largest providers of hospice care in the country. Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.
     Certain statements contained in this press release are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release to differ materially from those anticipated or implied by the forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to, changes in the estimated losses from discontinued operations and the disclosures contained under the headings “Government Regulation and Payment Structure” in “Item 1. Business” and “Item 1A.Risk Factors” of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2006, and in its other filings with the Securities and Exchange Commission. Many of these factors are beyond the ability of the Company to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.
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Odyssey HealthCare, Inc.

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share amounts)

	THREE MONTHS		SIX MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
	2005	2006	2005	2006

Net patient service revenue	$92,319	$104,443	$178,915	$207,430
Operating expenses:
Direct hospice care	50,662	61,045	98,006	121,980
General and administrative	27,646	29,790	54,205	58,673
Stock-based compensation charges	155	1,405	311	2,919
Provision for uncollectible accounts	719	803	3,057	2,192
Depreciation	884	1,251	1,778	2,433
Amortization	127	104	257	218

	80,193	94,398	157,614	188,415

Income from continuing operations before other income (expense)	12,126	10,045	21,301	19,015
Other income (expense):
Interest income	349	695	518	1,247
Interest expense	(57)	(44)	(103)	(92)

	292	651	415	1,155

Income from continuing operations before provision for income taxes	12,418	10,696	21,716	20,170
Provision for income taxes	4,831	3,923	8,473	7,422

Income from continuing operations	7,587	6,773	13,243	12,748
Loss from discontinued operations, net of tax	(330)	(280)	(643)	(417)

Net income	$7,257	$6,493	$12,600	$12,331

Income (loss) per common share:
Basic:
Continuing operations	$0.22	$0.20	$0.38	$0.37

Discontinued operations	$(0.01)	$(0.01)	$(0.02)	$(0.01)

Net income	$0.21	$0.19	$0.36	$0.36

Diluted:
Continuing operations	$0.22	$0.20	$0.38	$0.36

Discontinued operations	$(0.01)	$(0.01)	$(0.02)	$(0.01)

Net income	$0.21	$0.19	$0.36	$0.35

Weighted average shares outstanding:
Basic	34,343	34,202	34,597	34,250
Diluted	34,935	34,676	35,137	34,741
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Odyssey HealthCare Q2 2006 Earnings

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2005	2006
	(In thousands, except
	share and per share
	amounts)
	(Audited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,183	$28,176
Short-term investments	48,286	46,773
Accounts receivable from patient services, net of allowance for uncollectible accounts of $2,029 and $1,837 at December 31, 2005 and June 30, 2006, respectively	59,911	59,267
Deferred tax assets	2,707	3,134
Prepaid expenses and other current assets	4,232	5,166
Assets of discontinued operations	49	59

Total current assets	130,368	142,575
Property and equipment, net of accumulated depreciation	11,599	14,063
Goodwill	98,163	98,163
Intangibles, net of accumulated amortization	4,837	4,400

Total assets	$244,967	$259,201

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,989	$2,861
Accrued compensation	12,100	13,620
Accrued nursing home costs	11,581	11,168
Accrued Medicare cap contractual adjustments	14,883	17,234
Accrued government settlement	13,000	13,000
Other accrued expenses	14,163	14,515
Current maturities of long-term debt	5	4

Total current liabilities	68,721	72,402
Long-term debt, less current maturities	4	2
Deferred tax liability	8,355	8,456
Other liabilities	589	708
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $.001 par value:
Authorized shares — 75,000,000
Issued shares — 37,410,750 and 37,763,929 at December 31, 2005 and June 30, 2006, respectively	37	38
Additional paid-in capital	98,624	104,907
Retained earnings	107,192	119,523
Treasury stock, at cost, 3,002,934 and 3,488,766 shares held at December 31, 2005 and June 30, 2006, respectively	(38,555)	(46,835)

Total stockholders’ equity	167,298	177,633

Total liabilities and stockholders’ equity	$244,967	$259,201

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Odyssey HealthCare Q2 2006 Earnings

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)

	Six months ended June 30,
	2005	2006
	(unaudited)	(unaudited)
Operating Activities
Net income	$12,600	$12,331
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	643	417
Depreciation and amortization	2,035	2,651
Amortization of debt issue costs	55	55
Stock-based compensation	311	2,919
Deferred tax expense	1,783	(230)
Tax benefit realized for stock option exercises	574	(734)
Provision for uncollectible accounts	3,057	2,192
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	2,324	(1,548)
Other current assets	212	(924)
Accounts payable, accrued nursing home costs, accrued Medicare cap and other accrued expenses	7,121	4,281

Net cash provided by operating activities	30,715	21,410
Investing Activities
Cash paid for acquisitions and procurement of licenses	(291)	(35)
(Increase) decrease in short-term investments	(28,633)	1,513
Purchase of property and equipment	(2,286)	(4,977)

Net cash used in investing activities	(31,210)	(3,499)
Financing Activities
Proceeds from issuance of common stock	613	2,631
Tax benefit realized for stock option exercises	—	734
Purchases of treasury stock	(9,733)	(8,280)
Payments on debt	(3)	(3)

Net cash used in financing activities	(9,123)	(4,918)

Net (decrease) increase in cash and cash equivalents	(9,618)	12,993
Cash and cash equivalents, beginning of period	24,851	15,183

Cash and cash equivalents, end of period	$15,233	$28,176

Supplemental Cash Flow Information
Interest paid	$38	$38
Income taxes paid	$4,349	$6,934
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Odyssey HealthCare Q2 2006 Earnings